UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2009

KELLY SERVICES, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	0-1088	38-1510762
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 WEST BIG BEAVER ROAD, TROY, MICHIGAN	48084
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 362-4444

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 16, 2009 Kelly Services, Inc. (the “Company”) requested and received from its lenders extensions of the temporary waivers of debt covenant requirements originally obtained on July 23, 2009. The waivers, which were set to expire on September 16, 2009, have been extended until September 23, 2009. These waivers have been extended in order to permit the Company to renegotiate the terms and conditions of its $150 million unsecured multi-currency revolving credit agreement dated as of November 30, 2005 (as amended from time to time), its 5.5 billion yen term loan agreement dated as of November 7, 2007 (as amended from time to time) and its 9.0 million euro and 5.0 million UK pound syndicated term loan facility agreement dated as of October 3, 2008 (as amended from time to time). The Company expects these new or revised loan agreements to be in place before the waivers expire on September 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.

Date: September 18, 2009

/s/ Patricia Little
Patricia Little
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)

Date: September 18, 2009

/s/ Michael E. Debs
Michael E. Debs
Senior Vice President and
Chief Accounting Officer
(Principal Accounting Officer)

3